Dr. Michael B. Limberg
May 25, 2001
Page 1
-------------------------











                                                     May 25, 2001




VIA FEDERAL EXPRESS

Dr. Michael B. Limberg
1270 Peach Street
San Luis Obispo, California 93401

         Re:      Consulting Agreement with Paradigm Medical Industries, Inc.

Dear Dr. Limberg:

         We represent Paradigm Medical Industries, Inc. (the "Company"). Reference is made to the agreement dated December 18, 1998 (the "Agreement"), between you and the Company which has been incorporated into the Consulting Agreement, dated December 1, 1998 (the "Consulting Agreement"), between you and the Company.

         The term of the Agreement is for six months, beginning December 1, 1998, with successive six month renewal periods. You and the Company previously agreed to extend the term of the Agreement for additional six month periods from June 1, 1999 to November 30, 1999 (the "First Renewal Period"), from December 1, 1999 to May 31, 2000 (the "Second Renewal Period"), from June 1, 2000 to November 30, 2000 (the "Third Renewal Period"), and from December 1, 2000 to May 31, 2001 (the "Fourth Renewal Period"), and now desire to extend the Agreement for an additional six month period from June 1, 2000 to November 30, 2001 (the "Fifth Renewal Period"). Accordingly, the parties agree to extend the Agreement for an additional six month period during the Fifth Renewal Period upon the following terms and conditions:

         1. The Company agrees to issue you 2,000 shares of its common stock each month during the Fourth Renewal Period of the Agreement in consideration for your providing services to the Company pursuant to the Consulting Agreement. These shares will be restricted and will be issued to you on a quarterly basis. As restricted shares each certificate shall bear a legend substantially similar to the following legend until (a) such securities have been registered under the Securities Act of 1933, as amended, and effectually been disposed of in accordance with a registration statement; or (b) in the opinion of counsel for the Company that such securities may be sold without registration under Rule

Dr. Michael B. Limberg
May 25, 2001
Page 2
-------------------------


144 of the General Rules and Regulations of the Securities Act of 1933, as amended, as well as any applicable "Blue Sky" or state securities laws:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER THEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL OF THE COMPANY, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR OTHER STATE SECURITIES LAWS.

         2. The Company agrees to grant you warrants to purchase 50,000 shares of its common stock at an exercise price of $4.00 per share. These warrants shall vest as of November 30, 2001, in consideration for the services that you will be providing to the Company during the Fifth Renewal Period, and be exercisable for a period of ten (10) years from the effective date that the warrants are granted, which is the beginning date of the Fifth Renewal Period. All previous warrants granted to you which have not been exercised as of the date hereof shall be modified such that they are each exercisable for ten (10) years from the date of grant.

         3. The Company agrees to register for resale at no expense to you the following securities: (a) 250,000 shares of common stock that are issuable to you upon the exercise of the warrants which were granted to you for services you performed for the Company under the Consulting Agreement during the period from December 1, 1998, to May 31, 2001; (b) 50,000 shares of common stock that are issuable to you upon the exercise of the warrants which are to be granted to you for services you will be performing for the Company under the Consulting Agreement during the Fifth Renewal Period; (c) 75,580 shares of common stock which were issued to you for services that you performed for the Company under the Consulting Agreement during the period from December 1, 1998 to May 31, 2001 as well as for services prior to December 1, 1998; and (d) 12,000 shares of common stock that are issuable to you for services which you will be performing for the Company under the Consulting Agreement during the Fifth Renewal Period.

         4. The Company agrees to file a registration statement with the U.S. Securities and Exchange Commission within 90 days from the date of this letter in order to register for resale the shares of common stock issuable to you as set forth in paragraph 3 above.

Dr. Michael B. Limberg
May 25, 2001
Page 3
-------------------------

         5. The Company agrees to continue to furnish you for exclusive use on a consignment basis for a two (2) year period one Ultrasound Biomicroscope Plus, Model P-45 UBM Plus (the "Biomicroscope Plus"). You agree to return the Biomicroscope Plus in satisfactory condition within two (2) years after delivery. You also agree to pay the packaging and shipping costs associated with the return of the Biomicroscope Plus to the Company.

         6. All other terms of the Agreement and the Consulting Agreement shall remain the same in all respects.

         If the foregoing conforms to your understanding, please sign, date and return to us the enclosed copy of this letter.

                                                           Very truly yours,

                                                           /s/ Randall A. Mackey

                                                           Randall A. Mackey

The foregoing is in conformity with our understanding:

PARADIGM MEDICAL INDUSTRIES, INC.



By: /s/ Thomas F. Motter
       Thomas F. Motter
Its: Chairman and Chief Executive Officer

DATED: May 25, 2001



 /s/ Michael B. Limberg
Dr. Michael B. Limberg

DATED: May 30, 2001


G:\LTR-524M.PMI.wpdJuly 31, 2001